As filed with the Securities and Exchange Commission on September 22, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XBP GLOBAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	85-2002883
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6641 N. Belt Line Road, Suite 100

Irving, Texas 75063

(844) 935-2832

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrej Jonovic

Chief Executive Officer

6641 N. Belt Line Road, Suite 100

Irving, Texas 75063

(844) 935-2832

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas P. L’Helias, Esq.
Erik Mengwall, Esq.

Baker & Hostetler LLP

45 Rockefeller Plaza

New York, NY 10154

Telephone: (212) 589-4200

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and neither we nor the selling stockholders are soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 22, 2026

PROSPECTUS

2,275,245 Shares of Common Stock

This prospectus relates to the offer and sale, from time to time, by the selling stockholders named herein of an aggregate of up to 2,275,245 shares of common stock, par value $0.0001 per share (“Common Stock”) of XBP Global Holdings, Inc. For more information about the selling stockholders and the transactions giving rise to the shares of Common Stock covered by this prospectus, see the section entitled “Selling Stockholders.”

We are not selling any shares under this prospectus and will not receive any proceeds from the sale of shares of Common Stock by the selling stockholders pursuant to this prospectus.

Our registration of the shares of Common Stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. The selling stockholders may sell the shares of Common Stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell the shares in the section entitled “Plan of Distribution.”

Our Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “XBP.” On September 21, 2026, the closing price of our Common Stock on Nasdaq was $3.17 per share.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” contained in this prospectus beginning on page 6 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2026

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, sell the securities offered by them described in this prospectus.

Neither we nor the selling stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.”

Unless the context otherwise requires, all references in this prospectus to “we,” “us,” “our,” “XBP Global,” or the “Company” refer to XBP Global Holdings, Inc. and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein each contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein are forward-looking statements. These statements are based on the current beliefs and assumptions of our management and are not predictions of actual performance.

Forward-looking statements generally are accompanied by words such as “may,” “should,” “would,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seem,” “seek,” “continue,” “future,” “will,” “expect,” “outlook” and similar words, phrases or expressions. These forward-looking statements include statements regarding our industry, future events, strategy, plans, intentions, expectations, anticipated future results and other statements that are not historical facts.

Our actual results, performance or achievements may differ materially from those expressed or implied by forward-looking statements. Important factors and uncertainties that could cause actual results to differ materially include, among others: our future financial performance, expenditures, revenue mix and gross margins; our history of losses and failure to achieve profitability in the future or failure of our business to generate sufficient funds to continue operations; political and economic conditions and their effect on demand for our services; our ability to meet Nasdaq continued listing standards; our ability to maintain an effective system of internal control over financial reporting, and to address and remediate any material weaknesses in our internal control over financial reporting; cybersecurity and data privacy incidents; competition and alternatives to our services; our ability to respond to technological developments; terrorism, natural disasters and similar events; legislative and regulatory developments in the United States and internationally; operational failures and the unavailability or failure of third-party services on which we rely; and intellectual property infringement and other claims.

The foregoing factors are not exhaustive. These forward-looking statements are based on information available as of the date they are made and current expectations, forecasts, and assumptions, and involve a number of judgments, risks, and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. There may be events in the future that the Company is not able to predict accurately or over which it has no control. See “Part I-Item 1A. Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 31, 2026 (the “2025 Annual Report”), and the other cautionary language discussed in this prospectus, any prospectus supplement and the documents incorporated herein for examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by the Company in such forward-looking statements.

THE COMPANY

XBP Global is a multinational technology and services company powering intelligent workflows for organizations worldwide. Our proprietary platforms and agentic AI-driven automation enable our clients to entrust us with their most impactful digital transformations and mission-critical operations. Our operational foundation is further defined by deep domain expertise across industries and the public and private sectors, including decades of experience helping clients navigate shifting global regulatory frameworks and supporting compliance with the rigorous standards required by government entities and highly scrutinized industries, including banking, healthcare and insurance. We pair this expertise with platform-agnostic, end-to-end structured workflows that combine AI-driven automation with dedicated human-in-the-loop exception handling and orchestration software, enabling our clients to transition from labor-intensive, reactive operations to digitally orchestrated, exception-driven workflows. From enabling payment gateways and data exchanges across multiple systems, to matching inputs against contracts and handling exceptions, to ultimately depositing payments and distributing communications, our solutions address the full life cycle of transaction processing and enterprise information management.

We provide services through two reportable segments. Our Applied Workflow Automation segment provides services powered by intelligent, AI-enabled workflows that generate outcomes for clients’ systems. Revenue primarily stems from transactions processed and includes payment processing, data capture, analysis, decisioning, distribution and transformation across industries and the public and private sectors, primarily in Americas and Europe, and increasingly in Asia. Our Technology segment primarily focuses on sales of recurring software licenses and related maintenance, hardware solutions and related maintenance and professional services. As of June 30, 2026, we had approximately 9,200 employees in 20 countries operating either remotely from our business facilities or co-located at our clients’ facilities.

For a description of our business, financial condition, results of operations and other important information regarding the Company, we refer you to our filings with the SEC incorporated by reference in this prospectus. See “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.”

Corporate Information

We were incorporated in Delaware on July 8, 2020, as CF Acquisition Corp. VIII, a blank check company formed to effect a business combination with one or more businesses. On November 30, 2023, we completed our initial business combination with XBP Europe, Inc. and changed our name to XBP Europe Holdings, Inc. On July 29, 2025, we finalized the acquisition of Exela Technologies BPA, LLC (now known as XBP Americas, LLC), and changed our name to XBP Global Holdings, Inc.

Our principal executive offices are located at 6641 N. Belt Line Road, Suite 100, Irving, Texas 75063, and our telephone number is (844) 935-2832. Our website address is www.xbpglobal.com. Information contained on, or accessible through, our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus, except as is specifically referenced in this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risk factors incorporated by reference into this prospectus, including the risks, uncertainties and assumptions discussed under the heading “Part I-Item 1A. Risk Factors” in our 2025 Annual Report, which may be amended, supplemented or superseded from time to time by the other reports we file with the SEC in the future or by information in the applicable prospectus supplement and any applicable free writing prospectus we file with the SEC. Please see “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.” Additional risks and uncertainties not currently known to us or that we currently view as immaterial may also materially and adversely affect our business, financial condition or results of operations. The market price of our Common Stock could decline if one or more of these risks or uncertainties actually occur, causing you to lose all or part of your investment in our securities. Please see “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

All of the shares of Common Stock offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders for their own accounts. We will not receive any proceeds from the sale of shares by the selling stockholders. The selling stockholders will pay any underwriting discounts and commissions and transfer taxes attributable to their sales. We will bear the expenses incurred in connection with the registration of the shares covered by this prospectus.

SELLING STOCKHOLDERS

On September 11, 2026, we entered into securities purchase agreements with certain investors for the sale in a private placement of an aggregate of 2,275,245 shares of Common Stock. The private placement closed on September 15, 2026. We are registering the resale of the shares pursuant to registration rights agreements entered into with the purchasers in connection with the private placement. For additional information regarding the private placement and the registration rights agreements, see our Current Report on Form 8-K filed with the SEC on September 14, 2026, which is incorporated by reference into this prospectus.

This prospectus relates to the resale from time to time of an aggregate of 2,275,245 shares of our Common Stock. The selling stockholders may from time to time offer and sell any or all of the securities set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “selling stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees, and other permitted transferees who later come to hold any of the selling stockholders’ interests in the securities other than through a public sale.

The following table sets forth, to our knowledge, certain information about the selling stockholders as of September 21, 2026. The information in the table below with respect to the selling stockholders has been obtained from the selling stockholders based on written representations. Each selling stockholder identified below may have sold, transferred or otherwise disposed of all or a portion of its securities after the date on which it provided us with information regarding its securities or acquired additional securities. To the extent required, any changed or new information given to us by the selling stockholders, including regarding the identity of, and the securities available for sale by, the selling stockholders, may be set forth in a prospectus supplement, amendments to the registration statement of which this prospectus is a part or in filings we make with the SEC under the Exchange Act, which are incorporated by reference. For information on the methods of sale that may be used by the selling stockholders, please see “Plan of Distribution.” The beneficial ownership amounts and percentages shown below are based on 14,156,584 shares of Common Stock outstanding as of September 21, 2026.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable, and unless directly owned by the selling stockholder, we have not included other shares that may be deemed to be owned by a common beneficial owner, in the number of securities beneficially owned prior to or after the offering. For purposes of this table, we have assumed that the selling stockholders will have sold all of the securities covered by this prospectus upon the completion of the resale offering and no other purchases or sales of our securities by the selling stockholders will have occurred.

	Securities Beneficially Owned Prior to this Offering		Maximum Number of Securities to be Offered Pursuant to this Prospectus	Securities Beneficially Owned after Offering
Name of Selling Stockholder	Shares of Common Stock	Percent of Common Stock	Shares of Common Stock	Shares of Common Stock	Percent of Common Stock
Alyeska Master Fund, L.P.(1)	784,313	5.5%	784,313	—	—
Avenue Global Dislocation Opportunities Fund, L.P. (2)	610,498	4.3%	202,287	408,211	2.9%
Avenue Global Opportunities Master Fund LP (2)	218,484	1.5%	72,394	146,090	1.0%
Avenue RP Opportunities Fund, L.P. (2)	981,807	6.9%	325,319	656,488	4.6%
HCI, LLC (3)	204,946	1.4%	204,946	—	—
Cantor Fitzgerald Securities (4)	1,014,197	7.2%	196,078	818,119	5.7%
Citadel CEMF Investments Ltd. (5)	392,156	2.8%	392,156	—	—
Marc Beilinson (6)	53,003	*	53,003	—	—
Andrej Jonovic (7)	194,700	1.4%	31,500	163,200	1.2%
Dejan Avramovic (8)	44,812	*	8,833	35,979	*
Lakshmi Narayanan Chandramohan (9)	8,031	*	3,533	4,498	*
Chinmaya Kinshuk (10)	883	*	883	—	—

* Less than one percent

(1)	Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P., has voting and investment control of the shares held by Alyeska Master Fund, L.P. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska Master Fund, L.P. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.

(2)	Includes (i) 408,211 shares beneficially owned before the private placement and 202,287 shares purchased in the private placement by Avenue Global Dislocation Opportunities Fund, L.P., (ii) 146,090 shares beneficially owned before the private placement and 72,394 shares purchased in the private placement by Avenue Global Opportunities Master Fund LP and (iii) 656,488 shares beneficially owned before the private placement and 325,319 shares purchased in the private placement by Avenue RP Opportunities Fund, L.P. Avenue Global Dislocation Opportunities GenPar, LLC is the general partner of Avenue Global Dislocation Opportunities Fund, L.P., and GL Global Dislocation Opportunities Partners, LLC is the managing member of such general partner. Avenue Global Opportunities GenPar Holdings Ltd is the general partner of Avenue Global Opportunities Master Fund LP, and Avenue Global Opportunities GenPar, LLC is the sole shareholder of such general partner. Avenue RP Opportunities Fund GenPar, LLC is the general partner of Avenue RP Opportunities Fund, L.P., and GL RP Partners, LLC is the managing member of such general partner. Avenue Capital Management II, L.P. is a registered investment adviser and the manager of Avenue Global Dislocation Opportunities Fund, L.P. and Avenue Global Opportunities Master Fund LP, and has sole voting and dispositive power over the securities held by such funds. Avenue Europe International Management, L.P. is a registered investment adviser and the manager of Avenue RP Opportunities Fund, L.P., and has sole voting and dispositive power over the securities held by such fund. Marc Lasry is the managing member of GL Global Dislocation Opportunities Partners, LLC, Avenue Global Opportunities GenPar, LLC and GL RP Partners, LLC. Mr. Lasry does not have voting or dispositive power over securities held by the Avenue funds and disclaims beneficial ownership of securities held by such funds, except to the extent of any pecuniary interest therein. Each of the foregoing entities disclaims beneficial ownership of the reported shares except to the extent of any pecuniary interest therein. The business address of each such entity is c/o Avenue Capital Group, 11 West 42nd Street, 9th Floor, New York, New York 10036.

(3)	HCI, LLC is an affiliate of HGM Limited and has voting and investment control over the reported shares. Par Chadha is the Chairman of HGM and may be deemed to be the beneficial owner of such shares. The business address of HCI, LLC is c/o CO Services Cayman Limited, P.O. Box 10008, Pavilion East, Cricket Square, Grand Cayman, Cayman Islands KY1-1001.

(4)	Includes 196,078 shares purchased in the private placement by Cantor Fitzgerald Securities and 804,940 shares beneficially owned by affiliated entities of Cantor Fitzgerald, L.P. before the private placement. CFAC Holdings VIII, LLC is deemed to beneficially own 606,440 shares of Common Stock, and Cantor Fitzgerald & Co. is deemed to beneficially own 211,679 shares of Common Stock. Cantor Fitzgerald, L.P. is the sole member of CFAC Holdings VIII, LLC and the indirect holder of a majority of the equity interests of Cantor Fitzgerald & Co. CF Group Management, Inc. is the managing general partner of Cantor Fitzgerald, L.P. Brandon Lutnick is the Chairman and Chief Executive Officer of CFAC Holdings VIII, LLC, Cantor Fitzgerald, L.P. and CF Group Management, Inc. and may be deemed to beneficially own the reported shares. Each such person disclaims beneficial ownership except to the extent of any pecuniary interest therein. The business address of Cantor Fitzgerald Securities is c/o Cantor Fitzgerald & Co., 110 East 59th Street, New York, New York 10022.

(5)	Consists of 392,156 shares held directly by Citadel CEMF Investments Ltd. Citadel Advisors LLC is the portfolio manager of Citadel CEMF Investments Ltd. Citadel Advisors Holdings LP is the sole member of Citadel Advisors LLC. Citadel GP LLC is the General Partner of Citadel Advisors Holdings LP. Kenneth Griffin owns a controlling interest in Citadel GP LLC. Mr. Griffin, as the owner of a controlling interest in Citadel GP LLC, may be deemed to have shared power to vote and/or shared power to dispose of the securities held by Citadel CEMF Investments Ltd. This disclosure shall not be construed as an admission that Mr. Griffin or any of the Citadel related entities listed above is the beneficial owner of any securities of the Company other than the securities actually owned by such person (if any). The address of Citadel CEMF Investments Ltd. is c/o Citadel Enterprise Americas LLC, 830 Brickell Plaza, Floor 15, Miami, FL 33131.

(6)	Marc Beilinson may be contacted c/o XBP Global Holdings, Inc., 6641 N. Belt Line Road, Suite 100, Irving, Texas 75063.

(7)	Includes 31,500 shares purchased in the private placement. The beneficial ownership figures reported exclude 50,000 unvested restricted stock units that are not scheduled to vest within 60 days. The business address of Andrej Jonovic is c/o XBP Global Holdings, Inc., 6641 N. Belt Line Road, Suite 100, Irving, Texas 75063.

(8)	Includes 8,833 shares purchased in the private placement and 35,979 shares beneficially owned before the private placement. The beneficial ownership figures reported exclude 49,256 unvested restricted stock units that are not scheduled to vest within 60 days. The business address of Dejan Avramovic is c/o XBP Global Holdings, Inc., 6641 N. Belt Line Road, Suite 100, Irving, Texas 75063.

(9)	Includes 3,533 shares purchased in the private placement and 4,498 shares beneficially owned before the private placement. The beneficial ownership figures reported exclude 12,500 unvested restricted stock units that are not scheduled to vest within 60 days. The business address of Lakshmi Narayanan Chandramohan is c/o XBP Global Holdings, Inc., 6641 N. Belt Line Road, Suite 100, Irving, Texas 75063.

(10)	Includes 883 shares purchased in the private placement. The business address of Chinmaya Kinshuk is c/o XBP Global Holdings, Inc., 6641 N. Belt Line Road, Suite 100, Irving, Texas 75063.

Description of Material Relationships and Transactions with Selling Stockholders

Private Placement

On September 11, 2026, we entered into securities purchase agreements with certain accredited investors pursuant to which we agreed to issue and sell an aggregate of 2,275,245 shares of Common Stock in a private placement. The shares were sold at a weighted average purchase price of approximately $2.66 per share, for aggregate gross proceeds of approximately $6.05 million, before deducting placement agent fees and other offering expenses. Certain purchasers acquired shares at $2.83 per share, the consolidated closing bid price of the Common Stock immediately preceding entry into the securities purchase agreements, and the remaining purchasers acquired shares at $2.55 per share. The private placement closed on September 15, 2026. The shares were offered and sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D thereunder.

In connection with the private placement, we entered into registration rights agreements with the purchasers pursuant to which we agreed to file, no later than September 22, 2026, a registration statement covering the resale of the shares and to use commercially reasonable efforts to have the registration statement declared effective as soon as reasonably practicable after filing. The securities purchase agreements and the registration rights agreements are described in our Current Report on Form 8-K filed with the SEC on September 14, 2026 and are filed as Exhibits 10.1 and 10.2 thereto, respectively. The foregoing descriptions are qualified in their entirety by reference to those agreements.

Cantor

Cantor Fitzgerald & Co. acted as placement agent in connection with the private placement and received a cash fee of $500,000 for its services. Cantor Fitzgerald Securities also purchased 196,078 shares in the private placement as an investor. Cantor Fitzgerald, L.P. and affiliated entities, taken together, beneficially owned more than 5% of our outstanding Common Stock before the private placement. In addition, CF Acquisition Corp. VIII, an entity affiliated with Cantor Fitzgerald, L.P., was the special purpose acquisition company that completed the business combination through which the Company became publicly traded in November 2023.

Avenue Capital

Avenue Capital and its affiliated funds beneficially owned more than 5% of our outstanding Common Stock before the private placement. Randal Klein, a member of our Board, is employed by an affiliate of Avenue Capital. Avenue-affiliated funds have also held a portion of our July 2030 Notes and have been lenders under our Super Senior Term Loan.

Management and Other Relationships

Andrej Jonovic is our Chief Executive Officer, Dejan Avramovic is our Chief Financial Officer, Lakshmi Narayanan Chandramohan is our President, Bills & Payments, Americas, and Chinmaya Kinshuk is a Senior Vice President of the Company.

HCI, LLC is a subsidiary of HGM Limited, an Indian public company. Par S. Chadha is the Chairman of HGM Limited and the Chairman of our Board.

Marc Beilinson previously served as an advisor to subsidiaries of the Company in connection with restructuring and other matters but no longer serves in that capacity.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 400,000,000 shares of Common Stock and 20,000,000 shares of preferred stock, par value $0.0001 per share, 60,000 of which have been designated Series A Participating Preferred Stock (“Series A Preferred Stock”). The following is a summary of the material terms of our Common Stock and certain related provisions of our Third Amended and Restated Certificate of Incorporation, as amended (our “Charter”), our Second Amended and Restated Bylaws (our “Bylaws”), the Certificate of Designations of Series A Participating Preferred Stock, the Shareholder Rights Agreement described below and the Delaware General Corporation Law (the “DGCL”).

Common Stock

As of September 21, 2026, there were 14,156,584 shares of Common Stock outstanding that were held by approximately 273 holders of record. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders, whose shares of record are held by banks, brokers and other financial institutions.

Voting Rights. Each holder of Common Stock will be entitled to one (1) vote in person or by proxy for each share of the Common Stock held of record by such holder. The holders of shares of Common Stock will not have cumulative voting rights. Except as otherwise required in our Charter or by applicable law, the holders of the Common Stock vote together as a single class on all matters on which stockholders are generally entitled to vote.

Dividend Rights. Subject to applicable law and the rights, if any, of the holders of any outstanding series of the preferred stock, the holders of shares of Common Stock will be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Company) when, as and if declared thereon by the Board of Directors, or the Board, from time to time out of any assets or funds of the Company legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Rights Upon Liquidation. Subject to the applicable law and the rights, if any, of the holders of any outstanding series of the preferred stock of the Company, in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, the holders of shares of Common Stock will be entitled to receive all of the remaining assets of the Company available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

Other Rights and Preferences. Shares of our Common Stock have no preemptive rights, no conversion rights, no redemption or sinking fund provisions, and are not liable for further call or assessment.

Preferred Stock

Our Board has the authority, without further action by the stockholders, to issue shares of preferred stock from time to time, to establish one or more series of preferred stock and to fix the designations, preferences, rights, qualifications, limitations and restrictions of each series. The issuance of preferred stock could decrease the trading price of our Common Stock, restrict dividends, dilute voting power, impair liquidation rights or delay or prevent a change in control of the Company.

Stock Purchase Rights

On July 29, 2025, our Board declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of Common Stock and adopted a limited-duration stockholder rights plan pursuant to the Shareholder Rights Agreement, dated July 29, 2025, between the Company and Continental Stock Transfer & Trust Company, as rights agent (the “Rights Agreement”). Following the one-for-ten reverse stock split of our Common Stock effected on December 12, 2025, each Right entitles its holder, subject to the terms of the Rights Agreement, to purchase one-hundredth of one share of Series A Preferred Stock at the applicable purchase price. The Rights generally become exercisable following the acquisition by a person or group of beneficial ownership of 30% or more of the outstanding Common Stock or the commencement of a tender or exchange offer that would result in such ownership, subject to customary exceptions. The Rights are attached to and trade with the Common Stock, as set forth in the Rights Agreement and will expire on January 29, 2027, unless earlier redeemed or exchanged by the Company. The foregoing description is qualified in its entirety by the Rights Agreement and the Certificate of Designations of Series A Participating Preferred Stock.

Dividends

The payment of future dividends on the shares of the Common Stock is subject to the rights of the holders of the Company’s preferred stock (if any) and will depend on the revenues and earnings (if any), capital requirements and financial condition of the Company, and will be subject to the discretion of the Board. The Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. The ability of the Company to declare dividends may be limited by the terms of any financing and other agreements entered into by the Company or its subsidiaries from time to time.

Annual Stockholder Meetings

Our Bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by the Board. To the extent permitted under applicable law, the Board may conduct meetings by remote communications. The Bylaws provide that stockholders seeking to bring business before the Company’s annual meeting of stockholders, or to nominate candidates for election as directors at the Company’s annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the Company’s Secretary at the Company’s principal executive offices not later than the close of business on the 90th day nor earlier than the open of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in the Company’s annual proxy statement must comply with the notice periods contained in the annual proxy statement. Our Charter specifies certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude the Company’s stockholders from bringing matters before its annual meeting of stockholders or from making nominations for directors at its annual meeting of stockholders. Our Bylaws also specify certain requirements as to the form and content of a stockholder’s notice for an annual meeting. Specifically, a stockholder’s notice must include: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend the Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of Company capital stock that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (iv) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (v) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (vi) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. These notice requirements will be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Company of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Exchange Act, and such stockholder has complied with the requirements of such rule for inclusion of such proposal in a proxy statement prepared by us to solicit proxies for such annual meeting. The foregoing provisions may limit the Company’s stockholders’ ability to bring matters before its annual meeting of stockholders or from making nominations for directors at its annual meeting of stockholders.

Special Meetings

Our Bylaws provide that special meetings of stockholders may be called only by or at the direction of the Board, pursuant to a resolution adopted by a majority of the Board. Stockholders have no right to call a special meeting.

Our Bylaws also provide that any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee thereof, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto must be filed with the minutes of proceedings of the Board or committee thereof.

Quorum

Unless otherwise required by the DGCL or our Charter, the Bylaws provide that holders of a majority of the aggregate voting power of our capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders. If, however, such quorum will not be present or represented at any meeting of the stockholders, such stockholders will have power to adjourn the meeting from time to time until a quorum shall attend.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which apply so long as the Common Stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of the Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved Common Stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of the Common Stock at prices higher than prevailing market prices.

Charter and Bylaw Amendments

The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.

Our Bylaws may be amended, altered or repealed (A) at any annual or regular meeting of our Board, or at any special meeting of our Board if notice of the proposed alteration, amendment or repeal is contained in written notice of such special meeting, by the affirmative vote of a majority of the Board then present (at which meeting a quorum of the Board is present); or (B) by the affirmative vote of the holders of at least three-fourths of the voting power of the shares entitled to vote at an election of directors. In addition, our Charter provides that the affirmative vote of holders with such voting power is required to alter, amend or repeal certain provisions of our Charter.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors and certain officers to corporations and their stockholders for monetary damages for breaches of fiduciary duties, subject to certain exceptions. Our Charter provides for the elimination of the personal liability of our directors and officers to the Company or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL. Our Charter and Bylaws also provide for the indemnification of, and advancement of expenses to, our directors and officers to the fullest extent permitted by applicable law. Further, the Company has entered, and may continue to enter into, agreements to indemnify the directors, executive officers and other employees as determined by our Board. Under the terms of such indemnification agreements, the Company will be required to indemnify each of its directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of the Company or any of its subsidiaries or was serving at the Company’s request in an official capacity for another entity. The Company will be required to indemnify its officers and directors against all expenses, judgments, fines, penalties and amounts paid in settlement (if pre-approved), including all costs, expenses and obligations incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other, arising out of the officers’ or directors’ role as an officer or director of the Company, or establishing or enforcing a right to indemnification under the indemnification agreement.

Exclusive Jurisdiction of Certain Actions

Our Charter requires that derivative actions brought in the name of the Company, actions against directors, officers and other employees for breaches of fiduciary duty, actions asserting a claim against the Company or any directors, officers or other employees arising pursuant to the DGCL, our Charter or our Bylaws, actions asserting a claim against the Company or any directors, officers or other employees governed by the internal affairs doctrine, or actions asserting an “internal corporate claim” (as defined in the DGCL) may be brought only in the Court of Chancery in the State of Delaware, all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants; provided, that if the Court of Chancery in the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state court sitting in the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware). Although we believe this provision benefits the Company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors, officers and other employees. In addition, unless we consent in writing to the selection of an alternative forum, our Charter provides that the federal district courts of the United States are, to the fullest extent permitted by law, the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, the Exchange Act or the rules and regulations thereunder.

Listing of Securities

The Company’s Common Stock is listed on the Nasdaq Capital Market under the symbol “XBP.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to our Third Amended and Restated Certificate of Incorporation, as amended, our Second Amended and Restated Bylaws, the Certificate of Designations of Series A Participating Preferred Stock, the Rights Agreement and the applicable provisions of the DGCL. Additional information regarding our Common Stock and related rights is contained in the Description of Securities filed as Exhibit 4.6 to our 2025 Annual Report for the fiscal year ended December 31, 2025, including any amendment or report filed for the purpose of updating such description, which is incorporated herein by reference.

PLAN OF DISTRIBUTION

We are registering shares of Common Stock for possible sale by the selling stockholders from time to time. We will not receive any proceeds from the sale by the selling stockholders. The aggregate proceeds to the selling stockholders will be the purchase price of the securities less any discounts and commissions borne by the selling stockholders.

Pursuant to the terms of the applicable registration rights agreements, we will pay certain expenses, other than underwriting discounts and commissions, associated with the sale of Common Stock by the selling stockholders pursuant to this prospectus.

The shares of Common Stock beneficially owned by the selling stockholders covered by this prospectus may be offered and sold from time to time by the selling stockholders. The term “selling stockholders” includes donees, pledgees, transferees or other successors in interest that sell securities received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer. A selling stockholder that is an entity may elect to make an in-kind distribution of securities to its members, partners, or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable securities pursuant to the distribution through a registration statement.

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each selling stockholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The selling stockholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.

The selling stockholders may sell their shares by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an exchange distribution in accordance with the rules of the Nasdaq or other applicable exchange;

•	in distributions to employees, members, partners or shareholders;

•	through trading plans entered into by the selling stockholders pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	in settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

•	in market transactions, including transactions on a national securities exchange, inter-dealer system of a registered national securities association, quotation service or over-the-counter market;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions or the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	delayed delivery requirements;

•	in one or more underwritten offerings;

•	directly to one or more purchasers;

•	by pledge to secure debts and other obligations or any transfer upon the foreclosure under such pledge;

•	to or through agents;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

There can be no assurance that the selling stockholders will sell all or any of the securities offered by this prospectus. In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus, subject to additional restrictions due to the Company’s former shell company status. The selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

Subject to the terms of the applicable registration rights agreement, selling stockholders may transfer shares of Common Stock to one or more permitted transferees and, if so transferred, such permitted transferee(s) will be the selling beneficial owner(s) for purposes of this prospectus. Upon being notified by a selling stockholder of such a transfer, we will, to the extent required by applicable law or regulation, promptly file a supplement to this prospectus to name specifically such person as a selling stockholder. Under the applicable registration rights agreements, we have agreed to indemnify the selling stockholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the selling stockholders may be required to make with respect thereto. In addition, we and the selling stockholders may agree to indemnify any underwriter, broker-dealer, or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

With respect to a particular offering of the securities held by the selling stockholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the specific securities to be offered and sold;

•	the names of the selling stockholders;

•	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•	settlement of short sales entered into after the date of this prospectus;

•	the names of any participating agents or broker-dealers, if not already named herein; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the selling stockholders.

In connection with distributions of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging transactions, and broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell shares of Common Stock short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The selling stockholders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of Common Stock are currently listed on The Nasdaq Stock Market LLC under “XBP.”

The selling stockholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the selling stockholders pay for solicitation of these contracts.

The selling stockholders may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any selling stockholders or borrowed from any selling stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any selling stockholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any selling stockholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.

If at the time of any offering made under this prospectus a member of the Financial Industry Regulatory Authority (“FINRA”) participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholders and any broker-dealer or agent regarding the sale of the securities by the selling stockholders. Upon notification from a selling stockholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales (it being understood the selling stockholders shall not be deemed to be underwriters solely as a result of their participation in an offering pursuant to this prospectus). Any discounts, commissions, concessions or profit that the selling stockholders and any broker-dealers who execute sales for the selling stockholders, if deemed to be underwriters, earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the selling stockholders, may have banking, lending or other relationships with us or perform services for us or the selling stockholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the shares of Common Stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

LEGAL MATTERS

The validity of our shares of Common Stock offered hereby will be passed upon for us by Baker & Hostetler LLP.

EXPERTS

The consolidated financial statements of XBP Global Holdings, Inc. as of December 31, 2025 and for the periods in 2025 set forth in the report of UHY LLP incorporated by reference in this prospectus have been audited by UHY LLP, an independent registered public accounting firm, as stated in its report incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of UHY LLP and upon the authority of such firm as an expert in accounting and auditing.

The consolidated and combined balance sheet of Exela Technologies BPA, LLC Subsidiaries and Affiliates as of December 31, 2024 and the related consolidated and combined statements of operations, comprehensive profit (loss), stockholders’ equity (deficit), and cash flows for the year then ended have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and its exhibits. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You can read our electronic SEC filings, including such registration statement, on the internet at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available at the website of the SEC referred to above. We also maintain a website at www.xbpglobal.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part unless specifically incorporated by reference, and investors should not rely on such information in making a decision to purchase shares of our Common Stock.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document incorporated by reference in this prospectus will be deemed modified or superseded to the extent that a statement contained in this prospectus or in any subsequently filed document that also is incorporated by reference modifies or supersedes that statement. We incorporate by reference into this prospectus the following documents, which contain important information about us and our business and financial results:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 15, 2026 and August 14, 2026, respectively;

•	our Current Reports on Form 8-K filed with the SEC on January 6, 2026, March 12, 2026, June 1, 2026 and September 14, 2026, in each case other than information furnished and not filed; and

•	the description of our Common Stock filed as Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026, and any amendment or report filed for the purpose of updating such description.

We incorporate by reference any additional filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than the portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC) after the filing of the initial registration statement (including all such documents that we may file with the SEC after the date the registration statement was initially filed and prior to the effectiveness of the registration statement) and before the filing of a post-effective amendment to the registration statement of which this prospectus is a part that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold (other than information furnished and not filed with the SEC). These documents may include periodic reports, like Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any material that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC.

For purposes of the registration statement of which this prospectus is a part, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement of which this prospectus is a part.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and at no cost, a copy of any or all of the documents incorporated by reference in this prospectus, excluding exhibits unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to XBP Global Holdings, Inc., Attention: Investor Relations, 6641 N. Belt Line Road, Suite 100, Irving, Texas 75063, telephone (844) 935-2832, or investors@xbpglobal.com.

Neither we nor any selling stockholders have authorized anyone to provide you with information other than that contained in or incorporated by reference into this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed as an exhibit to any document that we have publicly filed or that we may otherwise publicly file in the future because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in such agreement for the purpose of allocating risk between the parties to the particular transaction, and may no longer continue to be true as of any given date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all costs and expenses payable by us in connection with the Common Stock being registered. All amounts shown are estimates except for the SEC registration fee.

Amount paid or to be paid
SEC registration fee		$927
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*
Total	$	*

*	These fees depend on the method of distribution and cannot be calculated at this time.

Item 15. Indemnification of Directors and Officers

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Additionally, our Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the Board. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Item 16. Exhibits

Exhibit Number	Description
3.1(i)(a)	Third Amended and Restated Certificate of Incorporation, dated July 29, 2025 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed August 4, 2025).
3.1(i)(b)	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation, dated July 29, 2025 (incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K filed August 4, 2025).
3.1(i)(c)	Certificate of Designations for Series A Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed August 4, 2025).
3.1(ii)	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed August 4, 2025).
4.1	Shareholder Rights Agreement, dated July 29, 2025 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed August 4, 2025).
5.1	Opinion of Baker & Hostetler LLP regarding the validity of the Shares.*
10.1	Form of Securities Purchase Agreement, dated September 11, 2026 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed September 14, 2026).
10.2	Form of Registration Rights Agreement, dated September 11, 2026 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed September 14, 2026).
23.1	Consent of UHY LLP.*
23.2	Consent of EisnerAmper LLP.*
23.3	Consent of Baker & Hostetler LLP (included in Exhibit 5.1).*
24.1	Power of Attorney (included on the signature page).
107	Filing Fee Table.*

*	Filed herewith

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on September 22, 2026.

XBP GLOBAL HOLDINGS, INC.

By:	/s/ Andrej Jonovic
Andrej Jonovic
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Andrej Jonovic and Dejan Avramovic, each with the full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title(s)	Date

/s/ Andrej Jonovic	Director and Chief Executive Officer	September 22, 2026
Andrej Jonovic	(Principal Executive Officer)

/s/ Dejan Avramovic	Chief Financial Officer (Principal Financial	September 22, 2026
Dejan Avramovic	and Accounting Officer)

/s/ Par Chadha	Chairman of the Board of Directors	September 22, 2026
Par Chadha

/s/ Randal Klein	Director	September 22, 2026
Randal Klein

/s/ Regina Paolillo	Director	September 22, 2026
Regina Paolillo

/s/ Robert Pryor	Director	September 22, 2026
Robert Pryor

/s/ James G. Reynolds	Director	September 22, 2026
James G. Reynolds

/s/ Sanjay Srivastava	Director	September 22, 2026
Sanjay Srivastava